FOR IMMEDIATE RELEASE

LCC Contact:
Nancy Feeney
Director of Marketing Communications
and External Relations
nancy_feeney@lcc.com
+1 703.873.2077

LCC International Receives 60-Day Extension from NASDAQ

MCLEAN, VIRGINIA, December 20, 2007 — LCC International, Inc., (NASDAQ: LCCI) announced today that in a letter dated December 19, 2007, the NASDAQ Listing and Hearing Review council (the “Listing Council”) has exercised its discretionary authority to grant the Company until February 18, 2008 to demonstrate compliance with the Global Market continued listing requirements.

The Listing Council noted that in reaching its determination there were many factors affecting its consideration including an acknowledgement of the Company’s quick response to the issue, prompt notification of the delayed Form 10-K filing for the fiscal year ended December 31, 2006, improved actions to bolster internal controls to prevent reoccurrence of the events that led to the filing delinquencies and the December 12, 2007 filing of the Form 10-K. The Listing Council additionally noted that the accounting analysis was, in part, slowed by issues at the Company’s former audit firm, who at the termination of the relationship did not have a disagreement on any matter of accounting principles or practices, financial statements disclosure, or auditing scope or procedure.

In its decision, the Listing Council noted that its discretion is limited to the lesser of 60 days from the date of the Listing Council Decision or 180 days from the date of the decision of the NASDAQ Listing Qualifications Panel, which was September 25, 2007. Therefore, the maximum amount of time the Listing Council can grant the Company is until February 18, 2008.

The Listing Council Decision also stated that if by close of business on February 18, 2008, the Company has not complied with Rule 4310(c)(14), the Company’s securities will be suspended at the opening of business on February 20, 2008, and a Form 25, Notification of Removal from Listing, will then be filed with the Securities and Exchange Commission as required by SEC Rule 12d2-2.

At the present time, the Company expects to be able to comply with the Listing Council’s conditions for continued listing of the Company’s securities.

About LCC International, Inc.

LCC International (NASDAQ: LCCI) is the recognized leader in providing wireless voice and data turn-key services to the telecommunications industry. Our service offering includes network services, business consulting, tools-based solutions, and training through our world-renowned Wireless Institute. The Company has worked with all major access technologies (including UMTS, EV-DO, HSDPA and WiMAX) and has participated in the success of some of the most sophisticated wireless systems in the world. LCC is unique in its ability to provide comprehensive turnkey services to wireless operators around the world. We bring local knowledge and global capabilities to our customers, offering innovative solutions, insight into cutting-edge developments and delivering solutions that increase business efficiencies. News and additional information are available at www.lcc.com.

Cautionary Note regarding forward-looking statements under the Private Securities Litigation Reform Act of 1995:

Information in this release regarding LCC’s expectations, beliefs, and intentions are forward-looking statements that involve risks and uncertainties. These statements include statements about LCC’s expected compliance with filing deadlines. All forward-looking statements included in this release are based upon information available to LCC as of the date of this release, which may change, and LCC assumes no obligation to update any such forward-looking statement. These statements are not guarantees. Factors that could cause or contribute to differences from such expectations include, but are not limited to risks associated with international operations, challenges and costs arising from integration of new operations and other factors that may affect our business are discussed in LCC’s filings with the Securities and Exchange Commission, including our most recent annual report on Form 10-K and our quarterly reports on Form 10-Q.

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